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                                                                     EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       FRIEDE GOLDMAN INTERNATIONAL INC.


          Friede Goldman International Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies:

          FIRST: That the Board of Directors of the Corporation, by written consent dated effective as of December 2, 1997, adopted resolutions approving the following amendment to the Certificate of Incorporation, as amended, of the
Corporation:

          Now, therefore, be it RESOLVED, that Article Fourth of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

        "FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 130,000,000 shares, of which 5,000,000 shares shall be Preferred Stock, par value $0.01 per share, and 125,000,000 shares shall be Common Stock, par value $0.01 per share."

          SECOND: That said amendment was duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 141(f), 211 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by James A. Lowe, III, its General Counsel and Secretary, this 28th day of January, 1998.

                                  FRIEDE GOLDMAN INTERNATIONAL INC.


                                  /s/ James A. Lowe, III
                                  -------------------------------------
                                  James A. Lowe, III
                                  General Counsel and Secretary